UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On April 25, 2012, Rosetta Resources Inc. (“Rosetta”) entered into the Fifth Amendment (the “Amendment”) to Amended and Restated Senior Revolving Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders signatory thereto.  The Amendment, among other things, (1) increases the borrowing base to $625 million, (2) modifies the applicable margins for borrowings under the Credit Agreement including the London Interbank Offered Rate, the Alternative Base Rate and the Commitment Fee, and (3) increases Rosetta’s capacity to hedge its production.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.51 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.51
Fifth Amendment to Amended and Restated Senior Revolving Credit Agreement, effective as of April 25, 2012, among Rosetta Resources Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders signatory thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2012	ROSETTA RESOURCES INC.

	By:	/s/ John E. Hagale
John E. Hagale
Executive Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.51
Fifth Amendment to Amended and Restated Senior Revolving Credit Agreement, effective as of April 25, 2012, among Rosetta Resources Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders signatory thereto